EXHIBIT 10.1

FAT BRANDS INC.

PREFERRED STOCK EXCHANGE AGREEMENT

This PREFERRED STOCK EXCHANGE AGREEMENT (this “Agreement”) is made and entered effective as of August 25, 2021 (the “Closing Date”) by and between FAT Brands Inc., a Delaware corporation (the “Company”), and the holder of Company securities set forth on the signature page hereto (the “Stockholder”).

WHEREAS, the Stockholder currently owns the shares of Series A Fixed Rate Cumulative Preferred Stock, par value $0.0001 per share, of the Company set forth on Schedule I attached hereto (the “Series A Shares”), plus the right to receive such amount of accrued and unpaid cash dividends and PIK dividends thereon as set forth on Schedule I (collectively, the “Accrued Dividends”), representing all of the Series A Shares held by the Stockholder on the date hereof;

WHEREAS, the Stockholder desires to exchange all of the Series A Shares and Accrued Dividends for such number of shares of Series B Cumulative Preferred Stock, par value $0.0001 per share, of the Company set forth on Schedule I attached hereto (the “Series B Shares”) effective as of the Closing Date, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the rights, preferences and privileges of the Series B Shares are set forth in the Second Amended and Restated Certificate of Incorporation of the Company, a copy of which has been filed publicly by the Company with the Securities and Exchange Commission and provided to the Stockholder; and

WHEREAS, it is the intention of the parties that the transactions contemplated herein shall qualify for U.S. federal income tax purposes as a “reorganization” and “tax-free recapitalization” of the Company within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SERIES A SHARES FOR SERIES B SHARES

Section 1.1 Share Exchange. At the Closing (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Stockholder shall assign, transfer, convey and deliver to the Company all of the Series A Shares and Accrued Dividends set forth on Schedule I, which shall be cancelled by the Company, in exchange for such number of Series B Shares set forth on Schedule I, which shall be issued and delivered to the Stockholder at the Closing (the “Share Exchange”). The Warrant Agreement, dated June 7, 2018, exercisable for 100,000 shares of Common Stock that was issued by the Company to the Stockholder in connection with its initial purchase of the Series A Shares shall remain outstanding and is unaffected by the Share Exchange.

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Section 1.2 Closing. The closing of the Share Exchange (the “Closing”) shall take place on the Closing Date remotely via the exchange of documents and signatures. The Series B Shares will be issued on the Closing Date.

Section 1.3 Tax Consequences. The parties hereto intend that the Share Exchange shall qualify for U.S. federal income tax purposes as a “reorganization” and “tax-free recapitalization” of the Company within the meaning of Section 368(a)(1)(E) of the Code. No party shall take any position for income tax purposes inconsistent with such characterization unless otherwise required by applicable law.

Section 1.4 Delivery of Shares. At the Closing, (a) the Company shall deliver to the Stockholder a share certificate or authorize the creation of an electronic book-entry position with the Company’s transfer agent evidencing the number of shares of Series B Shares to be issued to such Stockholder in accordance with Schedule I, and (b) the Stockholder shall return and cancel all of its original Series A Shares and the right to receive Accrued Dividends thereon.

Section 1.5 Put Option. Concurrently with the Closing, the Stockholder shall enter into a Put Option Agreement with respect to the Series B Shares with Fog Cutter Holdings, LLC, a Delaware limited liability company.

Section 1.6 August Dividends. The parties intend that the Series B Shares will be issued to the Stockholder on the Closing Date (August 25, 2021), and therefore the Stockholder (a) will be entitled to accrue dividends on the Series B Shares starting on the Closing Date and (b) will cease accruing dividends on the Series A Shares at the close of business on August 24, 2021. If any cash or PIK dividends on either the Series A Shares or Series B Shares are improperly received by the Stockholder, the Stockholder will promptly surrender and return such dividends to the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Stockholder that: (a) it has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby; (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Company, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby; and (c) this Agreement constitutes the valid and legally binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to the Company as follows:

Section 3.1 Authority, Validity and Enforceability of Agreements. The Stockholder has the right, power, authority and capacity to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly authorized and approved, executed and delivered by such Stockholder. This Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

Section 3.2 Acknowledgment. The Stockholder understands and agrees that the shares of Series B Shares to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”), or the securities laws of any state of the U.S. and that the issuance of the Series B Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder.

Section 3.3 Accredited Investor. The Stockholder is an “accredited investor” within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Series A Shares or Series B Shares. The Stockholder is not an “affiliate” of the Company for purposes of Rule 144 under the Securities Act.

Section 3.4 Own Account. The Stockholder is acquiring the Series B Shares solely for its own account as principal, for investment purposes only, and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Series B Shares.

Section 3.5 Ownership of the Series A Shares. The Stockholder is the record and beneficial owner of the Series A Shares and Accrued Dividends set forth opposite its name on Schedule I. The Stockholder has and shall transfer at the Closing, good and marketable title to its Series A Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 3.6 Information. The Stockholder has obtained or has access to all information which its deems important or otherwise desires with respect to (a) its investment decision to exchange its Series A Shares and Accrued Dividends for Series B Shares, (b) the transactions contemplated by this Agreement, and (c) the current status and proposed operations of the Company. The Stockholder has obtained such information through the Company’s filings and reports with the Securities and Exchange Commission (the “SEC”).

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ARTICLE IV

RESALES; REGISTRATION RIGHTS

Section 4.1 Compliance with Rule 144. The Series B Shares will be issued by the Company without restrictive legend but may only be disposed of by Stockholder in compliance with all state and federal securities laws. The Company shall use its commercially reasonable efforts to file with the SEC such timely information as is required under the Securities Exchange Act of 1934, as amended, so that the Shares may be sold without restriction and without volume limitations pursuant to Rule 144 under the Securities Act.

Section 4.2 Piggyback Registration Rights. If the Series B Shares may not be freely sold by the Stockholder without restriction and without volume limitations pursuant to Rule 144 under the Securities Act for a continuous period of thirty (30) days or more (a “Restrictive Period”), the Company shall provide the Stockholder with “piggyback registration rights” under this Section 4.2 until the Restrictive Period has ended. During any Restrictive Period, if the Company shall determine to register for its own account or the account of others under the Securities Act any of its equity securities, the Company shall include in such registration statement all of the Series B Shares for resale. Notwithstanding the foregoing, in the event that any registration shall be in whole or in part an underwritten offering, the number of Series B Shares to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the good faith opinion (expressed in writing) that such inclusion would reduce the number of registrable securities to be offered by the Company or otherwise adversely affect such offering. In addition, the registration rights provided under this Section 4.2 shall not apply to an offering of securities registered on Form S-8 (or equivalent forms) relating to securities to be issued in connection with an employee benefit plan, or registered on Form S-4.

ARTICLE V

INDEMNIFICATION

The parties hereto agree to indemnify, hold harmless, and defend the other, and its officers, directors, equityholders and agents against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, taxes, expenses (including, but not limited to, any and all interest, penalties, and expenses whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses to which the other parties hereto may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by a party in this Agreement. Notwithstanding any provision in this Agreement to the contrary, all representations and warranties made by the parties hereto, shall survive the Closing, together with any associated right of indemnification pursuant to this Article V.

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ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1 Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Share Exchange and the other transactions contemplated by this Agreement. The Stockholder and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Share Exchange.

Section 6.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party.

Section 6.3 Entire Agreement. This Agreement, together with the schedule hereto, represents the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between or among the parties with respect to such subject matter.

Section 6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

Section 6.5 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 6.6 Counterparts; Electronic Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 6.7 Governing Law. This agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to the rules of conflicts of law.

Section 6.8 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.9 Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Preferred Stock Exchange Agreement as of the date first above written.

COMPANY:

FAT BRANDS INC.

By:	/s/ Andrew A. Wiederhorn
Name:	Andrew A. Wiederhorn
Title:	President and Chief Executive Officer

STOCKHOLDER:

TROJAN INVESTMENTS, LLC

By:	/s/ Kenneth J. Anderson

Name:	Kenneth J. Anderson

Title:	Manager

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SCHEDULE I

Name of Stockholder	Series A Shares and Accrued Dividends to be Exchanged	Series B Shares to be Issued
Trojan Investments, LLC, a California limited liability company	80,000 shares of Series A Fixed Rate Cumulative Preferred Stock, par value $0.0001 per share, with a liquidation preference of: $8,000,000	478,199 shares of Series B Cumulative Preferred Stock, par value $0.0001 per share, at a rate of (i) $20.00 per share

Accrued cash dividends and PIK dividends through and including August 24, 2021 on the Series A Fixed Rate Cumulative Preferred Stock totaling: $1,563,977.78